EXHIBIT 10.39
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                              LOAN AGREEMENT

                        Dated as of July 21, 2001



                                   Among

                             TRU RETAIL, INC.

                            PRINTS PLUS, INC.

                                   and

                     CONSUMER PROGRAMS INCORPORATED





=================================================================
                   $6,400,000 Revolving Loan Agreement
=================================================================















PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY

                          TABLE OF CONTENTS

                                                              PAGE
SECTION 1.  GENERAL DEFINITIONS. . . . . . . . . . . . . . . .  1
 1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . .  1
 1.2.  Accounting Terms. . . . . . . . . . . . . . . . . . . .  7
 1.3.  Certain Matters of Construction . . . . . . . . . . . .  7
SECTION 2.  CREDIT FACILITY. . . . . . . . . . . . . . . . . .  7
 2.1.  Revolving Credit Loans. . . . . . . . . . . . . . . . .  7
 2.2.  All Loans to Constitute One Obligation. . . . . . . . .  7
 2.3.  Loan Account. . . . . . . . . . . . . . . . . . . . . .  8
 2.4.  Establishment of Reserves . . . . . . . . . . . . . . .  8
SECTION 3.  INTEREST, FEES, REPAYMENT AND TERM . . . . . . . .  8
 3.1.  Interest and Charges. . . . . . . . . . . . . . . . . .  8
 3.2.  Term of Agreement . . . . . . . . . . . . . . . . . . .  9
 3.3.  Payments. . . . . . . . . . . . . . . . . . . . . . . .  9
 3.4.  Mandatory Prepayment. . . . . . . . . . . . . . . . . .  9
 3.5.  Application of Payments and Collections . . . . . . . . 10
 3.6.  Collection of Accounts. . . . . . . . . . . . . . . . . 10
 3.7.  Statements of Account . . . . . . . . . . . . . . . . . 10
SECTION 4.  CONDITIONS OF LENDING. . . . . . . . . . . . . . . 11
 4.1.  General . . . . . . . . . . . . . . . . . . . . . . . . 11
 4.2.  Loan Documentation. . . . . . . . . . . . . . . . . . . 11
 4.3.  Other Conditions Precedent to Loans . . . . . . . . . . 12
SECTION 5.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . 13
 5.1.  Representations, Warranties and Covenants of Borrower . 13
 5.2.  Investment Intent of Lender . . . . . . . . . . . . . . 16
 5.3   Relationship of Lender and Upland . . . . . . . . . . . 16
SECTION 6.  COVENANTS OF BORROWER. . . . . . . . . . . . . . . 16
 6.1.  Affirmative Covenants . . . . . . . . . . . . . . . . . 16
 6.2.  Negative Covenants. . . . . . . . . . . . . . . . . . . 20
 6.3.  Specific Financial Covenants. . . . . . . . . . . . . . 22
SECTION 7.  DEFAULT. . . . . . . . . . . . . . . . . . . . . . 22
 7.1.  Events of Default . . . . . . . . . . . . . . . . . . . 22
 7.2.  Obligation to Lend; Acceleration. . . . . . . . . . . . 24
 7.3.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . 25
 7.4.  Right of Set-off. . . . . . . . . . . . . . . . . . . . 26
SECTION 8.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . 26
 8.1.  Notices . . . . . . . . . . . . . . . . . . . . . . . . 26
 8.2.  Power of Attorney . . . . . . . . . . . . . . . . . . . 27
 8.3.  Indemnity . . . . . . . . . . . . . . . . . . . . . . . 28
 8.4.  Entire Agreement; Modification of Agreement; Sale of
       Interest. . . . . . . . . . . . . . . . . . . . . . . . 28
 8.5.  Reimbursement of Expenses . . . . . . . . . . . . . . . 28
 8.6.  Indulgences Not Waivers . . . . . . . . . . . . . . . . 29
 8.7.  Severability. . . . . . . . . . . . . . . . . . . . . . 29
</TABLE

                           TABLE OF CONTENT (continued)

 8.8.  Successors and Assigns. . . . . . . . . . . . . . . . . 29
 8.9.  General Waivers by Borrower . . . . . . . . . . . . . . 29
 8.10. Mo.Rev.Stat. ? 432.045 Required Statement . . . . . . . 30
 8.11. Incorporation by Reference. . . . . . . . . . . . . . . 30
 8.12. Execution in Counterparts; Facsimile Signatures . . . . 30
 8.13. Governing Law; Consent to Forum . . . . . . . . . . . . 30
 8.14. Waiver of Jury Trial. . . . . . . . . . . . . . . . . . 31












































2


EXHIBITS & SCHEDULES
--------------------

EXHIBITS
--------

     A ....Revolving Credit Note
     B ....Form of Periodic Compliance Certificate
     C ....Form of Guaranty
     D ....Form of Control Agreement


SCHEDULES
---------

     5.1(i)....Real and Personal Property Leases
     5.1(l)....ERISA Plans
     5.1(m)....Borrower's Capital
     5.1(n)....Environmental Matters
     5.1(p)....Permitted Liens
     5.1(r)....Intellectual Property
     6.1(k)....Business Locations































3


                             LOAN AGREEMENT

     This Loan Agreement is made as of the 21st day of July, 2001 by and among TRU Retail, Inc. ("TRU Retail"), a California corporation, Prints Plus, Inc. ("PPI"), a California corporation (TRU Retail and PPI, individually or both, as the context requires, the "Borrower"), with their chief executive office and principal place of business at 2500 Bisso Lane, Building 200, Concord, CA 94520, and Consumer Programs Incorporated, a Missouri corporation ("Lender"), with an office at 1706 Washington Avenue, St. Louis, Missouri 63103.

SECTION 1.  GENERAL DEFINITIONS

      1.1. DEFINITIONS. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

      ACCOUNT DEBTOR - Any Person who is or may become obligated under or on account of an Account.

      ACCOUNTS - All accounts (as defined in the Code), contract rights, chattel paper, instruments and documents, in which Borrower now has or hereafter acquires an interest.

      AFFILIATE - Means (i) a Person which owns or otherwise has an interest in 5% or more of any stock of Borrower, or (ii) a Person which owns or otherwise has an interest in 5% or more of the stock, partnership interests, or other ownership rights, interests or units of which Borrower (or any shareholder, director, employee or any combination thereof) owns or otherwise has an interest in, or (iii) a Person which, directly or through one or more intermediaries, is controlled by, controls, or is under common control with Borrower. For purposes of subpart (iii) above, "control" means the ability, directly or indirectly, to affect the management or policies of a Person by virtue of an ownership interest, by right of contract or any other means.

      AGREEMENT - This Loan Agreement, as the same may be amended or otherwise modified from time to time.

      BORROWING BASE - At any date of determination, an amount equal to any amounts which Lender may be obligated to lend to Borrower. In no event, however, shall the Borrowing Base exceed $6,400,000, provided that during at least ten (10) of the 28-day accounting periods in each fiscal year selected by the Borrower, the maximum Borrowing Base shall not exceed $6,000,000.

      BUSINESS DAY - A day on which the Federal Reserve of St.
Louis is open for business in St. Louis, Missouri.

      CAPITAL EXPENDITURES - Expenditures made and liabilities incurred for the direct or indirect acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year and an initial cost of $1,000 or more, including, without limitation, payments with respect to capitalized lease obligations.

      CLOSING DATE - The date on which all of the conditions precedent set forth in Section 4 are satisfied and the initial
Loan is made hereunder.

      CODE - The Uniform Commercial Code as adopted and in force in the State of Missouri, as from time to time amended.

      COLLATERAL - All personal and real property in which a security interest or other lien has been granted to or for the benefit of Lender pursuant to the Security Agreement or the other
Loan Documents or which otherwise secures the payment or performance of any of the Obligations.

      COPYRIGHT ASSIGNMENT - The Copyright Collateral Assignment to be executed by Borrower on the Closing Date in favor of Lender and by which Borrower shall assign to Lender as security for the Obligations all of Borrower's right, title and interest in and to its copyrights.

      DEBT - With respect to Borrower means, without duplication,
(i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which Borrower is liable, contingently or otherwise, as an obligor, guarantor or otherwise, or in respect of which Borrower otherwise assures a creditor against loss, including but not limited to all accounts payable, (ii) all other obligations or items which, in accordance with GAAP, would be shown on the liability side of a balance sheet as short or long-term indebtedness as of the date of incurrence thereof, (iii) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations Borrower is liable, contingently or otherwise, as an obligor, guarantor or otherwise, or in respect of which obligations Borrower otherwise assures a creditor against loss, and (iv) unfunded vested benefits under each Plan maintained for employees of Borrower.

      DEFAULT - An event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

      DEFAULT RATE - As defined in Section 3.1(b) of this
Agreement.

      "EBITDA" means, with respect to any fiscal period, Borrowerns consolidated net earnings (or loss), minus extraordinary gains, plus losses as the result of extraordinary items, fixed asset amounts written off, interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

      ENVIRONMENTAL LAWS - All federal, state, local and other applicable statutes, ordinances, rules, regulations, judicial orders or decrees, common law theories of liability, governmental or quasi-governmental directives or notices or other laws or matters now or hereafter relating in any respect to occupational safety, health or environmental protection.

      ERISA - The Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.


2

      EVENT OF DEFAULT - As defined in Section 7.1 of this
Agreement.

      FIXED CHARGES - For the applicable period, all rental payments, capital lease payments, Capital Expenditures, taxes, interest on the Notes and any Preferred Stock dividends.

      FIXED CHARGE COVERAGE RATIO - The ratio of the sum of earnings before interest, taxes, depreciation and amortization, plus an amount equal to all rental payments and capital lease payments, for the applicable period to the Fixed Charges for such period.

      GAAP - Generally accepted accounting principles in the United States of America in effect from time to time.

      GUARANTORS - Theodore R. Upland III, and any other Person who may now or hereafter guarantee the payment or performance of all or any part of the Obligations.

      GUARANTY - Collectively, the guaranty to be executed by the Guarantor on the Closing Date in the form of Exhibit C, and any other guaranty now or hereafter executed by any Guarantor.

      HAZARDOUS SUBSTANCE - Any hazardous, toxic, dangerous or otherwise environmentally unsound substance, waste or other material, in whatever form, as defined or described in, or contemplated by, any Environmental Law and any other hazardous, toxic, dangerous or otherwise environmentally unsound substance, waste or other material in whatever form, or any other substance, waste or other material regulated by any Environmental Law.

      INTANGIBLE ASSETS - The sum of (i) all loans or advances to, and other receivables owing from, any officers, employees, subsidiaries or any other persons that control, are controlled by, or under common control with the Borrower, (ii) all investments in subsidiaries, (iii) goodwill, organizational expenses, research and development expenses, (iv) all other assets deemed to be intangible assets by Lender, and (v) all other assets deemed intangible under GAAP.

      LANDLORD'S WAIVER - An agreement in recordable form in favor of Lender from any landlord who leases any real property to Borrower whereby such landlord (i) waives any landlord's or other lien it may have on any of Borrower's property located thereon in which Lender has a security interest pursuant to the Security Agreement, (ii) agrees to give Lender reasonable prior written notification of any default under the lease and a reasonable opportunity to cure such default, (iii) agrees to permit Lender or its agents to take possession of all or any part of the demised premises which Lender elects for a period of not less than 180 days - commencing on the date the lease terminates or the landlord otherwise takes possession of the demised premises - to assemble, store, manufacture, remove, sell or otherwise dispose of or deal with any property thereon in which Lender has a security interest, all at no cost to Lender or its agents other than the payment of commercially reasonable rent (or the rent payable under the lease, whichever is less) for that portion of the demised premises which Lender actually takes possession of and for the actual number of days Lender so possesses such property (except that no such rent or other amounts shall be payable to any landlord which is or was an Affiliate of Borrower), and (iv) agrees to such other matters as Lender reasonably deems necessary to protect


3

its rights under the Loan Documents and its ability to realize upon the Collateral, and which Landlord's Waiver shall contain such other or different terms as Lender may require.

      LOAN ACCOUNT - The loan account or accounts established on the books of Lender pursuant to Section 2.3 hereof and in which Lender will record all Loans, payments made on such Loans and other appropriate debits and credits as provided by this Agreement.

      LOAN DOCUMENTS - This Loan Agreement, the Note, the Security Agreement, the Guaranty, the Marital Waiver, the Mortgage, the Copyright Assignment, the Patent Assignment, the Trademark
Assignment and any other agreements or documents now or hereafter evidencing, securing or otherwise relating to any of the loan or security transactions described in or contemplated by this Agreement, as the same may be amended, renewed, replaced, consolidated or otherwise modified from time to time.

      LOANS - The Revolving Credit Loan.

      MARITAL WAIVER - Collectively, the marital waiver to be executed by the Guarantor's spouse on or about the Closing Date.

      NOTE - The Revolving Credit Note.

      OBLIGATIONS - All Loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender only of any kind or nature, present or future, whether or not evidenced by any note, letter of credit, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents only and whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, and all replacements, renewals, extensions and other modifications of any of the foregoing. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Borrower under any of the Loan Documents.

      PATENT ASSIGNMENT - The Patent Collateral Assignment to be executed by Borrower on the Closing Date in favor of Lender and by which Borrower shall assign to Lender as security for the Obligations all of Borrower's right, title and interest in and to all of its patents.

      PERIOD - A twenty eight (28) day accounting period.

      PERMITTED DEBT - Without duplication, any of the following:

          (i) Debt to trade creditors incurred in the ordinary course of Borrower's business;

          (ii)   Debt to Lender;

          (iii) Debt secured by Permitted Liens, to the extent such Debt exists on the Closing Date after the funding of the initial Loan hereunder;


4

          (iv) Debt which is subordinated to the Obligations pursuant to the terms of a subordination agreement satisfactory to Lender in its sole discretion;

          (v) Retail leases for corporate headquarters, warehouse space, up to 159 Stores, and any additional Stores as approved by the Board of Directors of TRU Retail in accordance with the Stock Purchase Agreement, and any equipment or vehicle leases in accordance with past practices;

          (vi) Dividend and redemption payment obligations under the terms of the Preferred Stock.; and

          (vii) Other Debt approved in advance by Lender in writing.

          (viii) Borrower's obligation to Theodore R. Upland III pursuant to that certain Employment Agreement by and between TRU Retail, Inc. (as Employer) and Theodore R. Upland III (as Executive) effective as of July 21, 2001.

      PERMITTED LIENS - Any of the following:

          (i) liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on Borrower's books;

          (ii) liens arising out of deposits in connection with workers' compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation;

          (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of Borrower's business;

          (iv) liens imposed by law, such as mechanics', workers', materialmen's, carriers' or other like liens arising in the ordinary course of Borrower's business which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on Borrower's books;

          (v) liens existing on the Closing Date, after the funding of the initial Loan hereunder, and described on
      Schedule 5.1(p);

          (vi) purchase money security interests for the purchase of equipment to be used in Borrower's business, securing solely the equipment so purchased, and which do not exceed in the aggregate at any one time outstanding $50,000, and which do not violate any provision of this Agreement which limits Borrower's right to make Capital Expenditures;


5

          (vii)  liens in favor of Lender;

          (viii) rights of way, zoning restrictions, easements and similar encumbrances affecting Borrowerns real property which do not materially interfere with the use of such property;

      PERSON - An individual, corporation, limited liability company, partnership, trust, governmental entity or any other entity, organization or group whatsoever.

      PLAN - An employee benefit plan (as defined in Section 3(3) of ERISA) now or hereafter maintained for employees of Borrower.

      PREFERRED STOCK - The Series A Preferred Stock ($1,000 par value per share) of the Borrower being purchased by Lender's
Affiliate under the Stock Purchase Agreement.

      PRIME RATE - The prime rate of interest published by the Wall Street Journal, as published in the Money Rates Section of the Wall Street Journal.

      REVOLVING CREDIT LOAN - A Loan made by Lender as provided in
Section 2.2 of this Agreement.

      REVOLVING CREDIT NOTE - The Revolving Credit Note to be executed by Borrower on the Closing Date in favor of Lender to evidence the Revolving Credit Loans made pursuant to Section 2.2 of this Agreement, which shall be in the form of Exhibit A attached hereto, as the same may be amended, renewed, replaced, consolidated or otherwise modified from time to time after execution and delivery thereof.

      SECURITY AGREEMENT - The Security Agreement to be executed by Borrower on the Closing Date in favor of Lender and by which Borrower shall grant to Lender, as security for the Obligations, a security interest in all of Borrower's presently owned or hereafter acquired personal property, including, without limitation, all of Borrower's cash, inventory, Accounts, machinery and equipment and general intangibles.

      STOCK PURCHASE AGREEMENT - The Stock Purchase Agreement between Lender's Affiliate and TRU Retail being entered into contemporaneously with this Agreement and providing for TRU Retail's purchase of the stock of another of Lender's Affiliates.

      TANGIBLE NET WORTH - At any date of determination means the sum of stockholder's equity, which shall in any event (regardless of GAAP) include the principal remaining amounts of Preferred Stock, minus the book value of Intangible Assets, all determined in accordance with GAAP.

      TRADEMARK ASSIGNMENT - The Trademark Collateral Assignment to be executed by Borrower on the Closing Date in favor of Lender and by which Borrower shall assign to Lender as security for the Obligations all of Borrower's right, title and interest in and to all of its trademarks.


6

      1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in Section 4.3(b) hereof, and all financial data pursuant to the Agreement shall be prepared in accordance with such principles.

      1.3. CERTAIN MATTERS OF CONSTRUCTION. Any pronoun used herein shall be deemed to cover all genders. The section titles, table of contents and list of exhibits and schedules appear as a matter of convenience only and shall not affect the interpretation of this Agreement. Because both parties have been represented by counsel in connection with the negotiation and preparation of this Agreement, this Agreement shall be construed without regard to any presumption against the party drafting the same.

SECTION 2.  CREDIT FACILITY

      2.1.  REVOLVING CREDIT LOANS.

            (a) Lender agrees, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to Borrower from time to time after the date hereof, for so long as there exists no Default or Event of Default, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow under this Section 2.1.

            (b) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) not less than three (3) Business Days before the proposed borrowing date, Borrower shall give Lender written notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; (ii) the becoming due of any amount required to be paid under this Agreement or any Note as interest shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest; and (iii) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount then so due. For purposes of subpart (i) above, Borrower agrees that Lender may rely and act upon any request for a Revolving Credit Loan from any individual who Lender, absent gross negligence or willful misconduct, believes to be a representative of Borrower.

            (c) The Revolving Credit Loans shall be used by Borrower solely for (i) paying $4,000,000 of the purchase price and all costs and expenses in connection with the closing of the transactions contemplated by this Loan Agreement and the Stock Purchase Agreement, (ii) Borrower's general operating and capital expenditure needs to the extent not inconsistent with the terms of this Agreement, and (iii) dividends and redemption payments on the Preferred Stock.

      2.2. ALL LOANS TO CONSTITUTE ONE OBLIGATION. All Loans and all other Obligations of Borrower shall constitute one general obligation of Borrower and shall be secured by Lender's security interest in and lien upon all of the Collateral, and by all other security interests and liens heretofore, now or at any time or times hereafter granted by Borrower to Lender.


7

      2.3. LOAN ACCOUNT. Lender shall enter all Revolving Credit Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on account of Revolving Credit Loans and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrower hereunder.

      2.4. ESTABLISHMENT OF RESERVES. Notwithstanding anything in this Agreement to the contrary, Lender may elect at any time and from time to time to establish such reserves against the Borrowing Base as Lender, in the exercise of its reasonable discretion, deems appropriate. The amount of such reserves shall be subtracted from the Borrowing Base.



SECTION 3.  INTEREST, FEES, REPAYMENT AND TERM

      3.1.  INTEREST AND CHARGES.

            (a) Interest shall accrue on the principal amount of the Obligations outstanding at the end of each day at a fluctuating rate per annum equal to one percent (1%) above the Prime Rate in effect on such day. After the date hereof, the foregoing fluctuating rates of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Prime Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Prime Rate becomes effective. Interest shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 days), commencing on the date the initial Loan is made.

            (b) Upon or after the occurrence and during the continuation of any Event of Default, the principal amount of the Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 365 days), at a fluctuating rate per annum equal to three percent (3.0%) above the interest rate that would otherwise apply under Section 3.1(a) (the "Default Rate").

            (c) For the purposes of this Section, "Unused Amount" means the maximum available amount in each accounting period of the Revolving Credit Note, reduced by outstanding Revolving Credit Loans. The Borrower agrees to pay to the Lender an unused line fee at the rate of one half of one percent (0.5%) per annum, calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 days) on the average daily Unused Amount from the date of this Agreement to and including the last day of the Term of this Agreement, as set forth in Section 3.2 herein, due and payable periodically (as set forth in Section 3.3(b)), in arrears on the first day of the subsequent Period and on the last day of the Term of this Agreement.

            (d) In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or any other Loan Documents exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable thereto. In the event that such a court determines that Lender has charged or received interest hereunder or under the other Loan Documents in excess of the highest applicable rate, Lender shall apply such excess to any other Obligations then due and payable, whether principal, interest, fees or


9

otherwise, and shall refund the remainder of such excess interest, if any, to Borrower, and such rate shall automatically be reduced to the maximum rate permitted by such law.

      3.2. TERM OF AGREEMENT. Subject to Lenderns right to cease making Loans to Borrower at any time upon or after the occurrence and during the continuation of any Default or Event of Default, Lender's obligation to make Loans hereunder shall be in effect for a period of three (3) years from the date hereof through and including July 26, 2004. All indemnities given by Borrower to Lender under any of the Loan Documents shall survive the repayment of the Loans and the termination of this Agreement.

      3.3. PAYMENTS. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section (in which event the conflicting provisions of such notes or other instruments shall govern and control), that portion of the Obligations consisting of:

            (a) Principal payable on account of the Loans shall be payable by Borrower to Lender immediately upon the earliest to occur of (i) July 26, 2004, (ii) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of such proceeds, (iii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of any of the Obligations, or (iv) termination of this Agreement for any reason; provided, however, that if the principal balance of Revolving Credit Loans outstanding at any time shall exceed the Borrowing Base at such time, Borrower shall, on demand, repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess;

            (b) Interest accrued on the Obligations shall be due on the earliest to occur of (i) the 15th day after the end of each 28-day accounting Period, computed through the last calendar day of such accounting period, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement for any reason; provided, however, that Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to or on behalf of Borrower, and to charge to Borrowerns Loan Account as a Revolving Credit Loan, a sum sufficient each month to pay all interest accrued on the Obligations during the immediately preceding month;

            (c) Reasonable costs, fees and expenses payable pursuant to this Agreement or the other Loan Documents shall be payable by Borrower, on demand, to Lender or to any other Person designated by Lender, and Borrower hereby authorizes Lender, in Lender's sole discretion, to advance to or on behalf of Borrower, and to charge Borrower's Loan Account as a Revolving Credit Loan, all such costs, fees and expenses; and

            (d) The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement or the other Loan Documents, or if no specific provision for payment is made, on demand.

      3.4. MANDATORY PREPAYMENT. If Borrower sells any of its equipment or real property for an aggregate sale price of $10,000 or more, whether in accordance with or in violation of, this

9

Agreement, or if any of the Collateral is taken by condemnation or other governmental taking, then such proceeds shall be applied to reduce the outstanding principal balance of the Revolving Credit
Loans.

      3.5. APPLICATION OF PAYMENTS AND COLLECTIONS. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by this Agreement a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower, on or before the second Business Day after the Business Day on which Lender receives immediately available funds in respect thereof, for so long as no Default or Event of Default exists.

      3.6.  COLLECTION OF ACCOUNTS.

            (a) To expedite collection of the Accounts, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of such Accounts shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit the same in the Special Deposit Account. The Special Deposit Account shall be established at a financial institution selected by Borrower and satisfactory to Lender in its sole discretion. Borrower shall, pursuant to the Special Deposit Agreement, cause such financial institution (i) to waive any right of set-off, banker's lien, security interest and any other claim or right with respect to any monies in the Special Deposit Account, and (ii) to transfer periodically all monies in the Special Deposit Account to Lender. Lender shall apply such monies received by Lender, subject to subsection (c) below, to reduce the Obligations. All remittances received by Borrower on account of the proceeds of any Collateral other than Accounts shall also be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit the same in the Special Deposit Account.

            (b) Upon or after the occurrence and during the continuation of any Default or Event of Default, Lender may notify the Account Debtors that Accounts have been assigned to Lender and collect the Accounts directly in its own name and may charge the collection costs and expenses, including attorneys' fees, to Borrower. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them.

            (c) For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations on the Business Day after the Business Day on which Lender receives immediately available funds in respect of such items of payment in St. Louis, Missouri.

      3.7. STATEMENTS OF ACCOUNT. Lender will account to Borrower periodically with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified

10

by Borrower in writing to the contrary within thirty (30) days after the date each statement of account is sent to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 4.  CONDITIONS OF LENDING

      4.1. GENERAL. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, it is understood that Lender shall not be obligated to make any Loan under this Agreement until each of the conditions set forth in this Section have been and shall continue to be satisfied, in the sole discretion of
Lender:

      4.2. LOAN DOCUMENTATION. Lender shall have received the following documents, duly executed and delivered by all parties thereto, and otherwise satisfactory in form and content to Lender and its counsel:

            (a) NOTES.  The Revolving Credit Notes;

            (b) SECURITY AGREEMENT.  The Security Agreement;

            (c UCC FINANCING STATEMENTS. Acknowledgment copies of filed UCC-1 financing statements from Borrower, as debtor, to Lender, as secured party, covering the Collateral, from such jurisdictions as Lender deems necessary or desirable to perfect its security interest in the Collateral along with copies of searches for each such jurisdiction listing the UCC-1 financing statement of the Lender and all other effective financing statements which name the Borrower (under its present name and any previous name) as debtor, together with copies of such other financing statements (none of which shall cover the Collateral);

            (d) SPECIAL DEPOSIT AGREEMENT.  The Special Deposit
Agreement;

            (e) GUARANTY.  The Guaranty;

            (f) MARITAL WAIVER.  The Marital Waiver;

            (g) INTELLECTUAL PROPERTY SECURITY DOCUMENTS.  The
Trademark Assignment, the Patent Assignment and the Copyright
Assignment;

            (h) INSURANCE. Copy of the certificate (to be followed by the original certificate) showing Borrower's property damage insurance coverage, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender the sole loss payee thereunder (except for landlords or lessors required to be named as loss payees under applicable leases), and copies of certificates (to be followed by the original certificates) showing Borrower's liability insurance coverage, together with endorsements naming Lender as an additional named insured thereunder;

            (i) LOAN DISBURSEMENT INSTRUCTIONS. Written instructions from Borrower directing the application of proceeds of the initial Loan made pursuant to this Agreement;

11

            (j) OPINION OF BORROWER'S COUNSEL. The favorable written opinion of Epstein, Englert, Staley & Coffey, counsel to Borrower, to Lender regarding Borrower, the Guarantor, the Loan Documents and the transactions contemplated by this Agreement and the other Loan Documents;

            (k) CERTIFICATE OF BORROWER'S SECRETARY. A certificate executed by Borrower's Secretary whereby such Secretary affirms that attached to such certificate is (i) an accurate copy of Borrower's board resolutions authorizing the borrowing of monies, the granting of liens and all other matters set forth in or contemplated by this Agreement and the other Loan Documents, (ii) an accurate copy of Borrower's by-laws in effect on the Closing Date, and (iii) a copy of Borrower's articles or certificate of incorporation and all amendments thereto, certified by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation;

            (l) INCUMBENCY CERTIFICATE. An incumbency and signature certificate executed by Borrower's President and Secretary attesting to the incumbency and signatures of all officers of Borrower;

            (m) PRESIDENT'S CERTIFICATES. A closing certificate signed by the President of TRU Retail dated on the Closing Date, stating that (i) the representations and warranties set forth in this Agreement are true and correct on and as of such date, (ii) on such date Borrower is in compliance with all the terms and provisions set forth in this Agreement, and (iii) on such date no Default or Event of Default has occurred or is continuing; and a closing certificate signed by the President of Prints Plus dated on the Closing Date, stating that (i) the representations and warranties set forth in this Agreement are true and correct on and as of such date, (ii) on such date Borrower is in compliance with all the terms and provisions set forth in this Agreement, and (iii) on such date no Default or Event of Default has occurred or is continuing; and

            (n) OTHER ITEMS. Such other agreements, documents and assurances as Lender may reasonably request in connection with the transactions described in or contemplated by the Loan Documents.

      4.3. CONDITIONS PRECEDENT TO ANY LOAN. In addition, Lender shall be under no duty to make any Loans pursuant to this Agreement until the following conditions shall have been and shall continue to be satisfied, in the sole discretion of Lender:

            (a) No Default or Event of Default shall exist;

            (b) Since the February 3, 2001 financial statements submitted by Borrower to Lender, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the actual or prospective business, financial condition or operations of Borrower; and

            (c) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or

12

which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

            (d) Borrower shall have paid all estimated legal fees and other closing or like costs and expenses of Lender which Borrower is obligated to pay hereunder.

            (e) The following statements shall be true: (i) the representations and warranties contained in this Agreement are correct on and as of the date of such Loan as though made on and as of such date, and (ii) there exists no Default or Event of Default as of such date, nor would any Default or Event of Default result from the making of the Loan requested by Borrower.

            (f) Borrower shall have signed and sent to Lender, if Lender so requests, a request for advance, setting forth in writing the amount of the Revolving Credit Loan requested; provided, however, that the foregoing condition precedent shall not prevent Lender, if it so elects in its sole discretion, from making a Revolving Credit Loan pursuant to Borrower's non-written request therefor.

            (g) Lender shall have received such other approvals, opinions or documents as it may reasonably request.

            Borrower agrees that the making of a request by Borrower for a Revolving Credit Loan shall constitute a certification by Borrower and the person(s) executing or giving the same that all representations and warranties of Borrower herein are true as of the date thereof and that all required conditions to the making of the Revolving Credit Loan have been met.

SECTION 5.  REPRESENTATIONS AND WARRANTIES

      5.1. Representations, Warranties and Covenants of Borrower. TRU Retail and PPI herebyseverally represent, warrant and covenant only for themselves to Lender as follows, with each reference to Borrower in this Section 5 to mean TRU Retail and PPI severally and not jointly:

            (a) ORGANIZATION AND EXISTENCE. Borrower (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, (ii) is in good standing in all other jurisdictions in which it is required to be qualified to do business as a foreign corporation (except where the failure to so qualify or to obtain such licenses or permits would not materially and adversely affect the actual or prospective business, financial condition or operations of Borrower), and (iii) has obtained all licenses and permits and has filed all registrations necessary to the operation of its business (except where the failure to so qualify or to obtain such licenses or permits would not materially and adversely affect the actual or prospective business, financial condition or operations of Borrower). TRU Retail, Inc.'s federal tax identification number is 94-3392365. Prints Plus, Inc.'s federal tax identification number is 94-2779333.

            (b) AUTHORIZATION BY BORROWER. The execution, delivery and performance by Borrower of the Loan Documents are within Borrower's corporate powers, have been duly

13

authorized by all necessary action, and do not contravene (i) Borrower's articles of incorporation or by-laws, or (ii) any law or contractual restriction binding on or affecting Borrower or its properties and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral other than any such lien in favor of Lender.

            (c) APPROVAL OF GOVERNMENTAL BODIES. No authorization or approval or other action by, and, other than security instrument filings, indexings and recordings relating to perfection of security interests provided for under the Security Agreement, no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of the Loan Documents or the exercise by Lender of its rights thereunder, including, without limitation, the sale or other disposition of any of the Collateral to any Person.

            (d) ENFORCEABILITY OF OBLIGATIONS. The Loan Documents are the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforceability of creditors' rights generally and subject to the discretion of courts in applying equitable remedies.

            (e) FINANCIAL STATEMENTS. All financial statements of Borrower which have been furnished to Lender fairly present the financial condition of Borrower, as of the dates reflected on the financial statements, and fairly present the results of its operations for the period covered thereby, all in accordance with GAAP. As of the date of this Agreement, there has been no material change in such conditions or such operations since the most recent financial statements submitted to Lender. All financial statements of the Guarantors which Borrower has furnished or caused to be furnished to Lender fairly present the financial condition of the Guarantors named therein.

            (f) LITIGATION. There is no pending or threatened action or proceeding affecting Borrower or its properties before any court, governmental agency or arbitrator which, if determined adversely to Borrower, could materially and adversely affect the financial condition or business prospects of Borrower.

            (g) INVESTMENTS. Borrower has no loans to or investments in any Person except as may be permitted under Section 6.2(c) hereof.

            (h) EXISTING DEBT.  Borrower has no Debt other than
Permitted Debt.

            (i) LEASES. Borrower has no interest in any existing leases other than the personal and real property leases described in Schedule 5.1(i) hereto, which schedule shall be updated by Borrower at the time of any material change in the leases described therein and which revised schedule shall be promptly furnished to Lender.

            (j) OUTSTANDING GUARANTIES. Borrower has no guarantees outstanding, other than the endorsement of instruments for collection in the ordinary course of Borrower's business.

14

            (k) TAXES. Except as disclosed in Schedule 5.1(k), Borrower has filed all required federal, state, local and other tax returns and has paid, or made adequate provision for the payment of, any taxes due pursuant thereto or pursuant to any assessment received by Borrower except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

            (l) EMPLOYEE PLANS.  Except as disclosed on Schedule
5.1(l), Borrower has no ERISA Plan.

            (m) STOCK AND RECORDS. All outstanding capital stock of Borrower was and is properly issued, and all books and records of Borrower, including but not limited to its minute books, by-laws and books of account, are accurate and complete in all material respects. The outstanding capital stock of Borrower is owned as described on Schedule 5.1(m). Borrower is not obligated now or hereafter to redeem or otherwise acquire, or pay any dividends or pay or make any other distributions in respect of, any of its stock other than with respect to the Preferred Stock held by Lender's Affiliate.

            (n) HAZARDOUS MATERIALS.  Except as disclosed on
Schedule 5.1(n) hereto, Borrower has duly complied with all Environmental Laws and all of its facilities, leaseholds, assets and other property are in compliance with all Environmental Laws. Except as disclosed on Schedule 5.1(n) hereto, there are no outstanding or threatened citations, notices or orders of non-compliance issued to Borrower or relating to its facilities, leaseholds, assets or other property. Borrower has taken all reasonable steps necessary to determine, and it has determined, that (except as disclosed on Schedule 5.1(n) hereto) no Hazardous Substances have been disposed of, released on, released from or otherwise affect any of Borrowerns facilities, leaseholds, assets and other property. Borrower has been issued all licenses, certificates, permits or other authorizations required under any Environmental Law or by any federal, state or local governmental or quasi-governmental entity.

            (o) NEGATIVE PLEDGES. Borrower is not a party to or bound by any indenture, contract or other instrument or agreement which prohibits the creation, incurrence or sufferance to exist of any mortgage, pledge, lien, security interest or other encumbrance upon any of the Collateral, other than Permitted Liens.

            (p) TITLE TO PROPERTY; LIENS. Borrower has good and marketable title to all assets and other property purported to be owned by it, and Lender has a perfected first priority lien therein subject to no other liens or claims except for Permitted Liens.

            (q) INSOLVENCY. After the execution and delivery of the Loan Documents and the disbursement of the initial Loan hereunder, Borrower will not be insolvent within the meaning of the United States Bankruptcy Code or unable to pay its debts as they mature.

            (r) INTELLECTUAL PROPERTY. Borrower owns, licenses or otherwise has an interest in the patents, trademarks, trade names, copyrights and other like intellectual property described on Schedule 5.1(r) and none other.

15

            (s) SURVIVAL OF REPRESENTATIONS. All representations and warranties made in this Section 5.1 shall survive the execution and delivery of the Loan Documents and the making of the Loans.

      5.2. INVESTMENT INTENT OF LENDER. Lender acknowledges that the Notes have not been registered under the Securities Act of 1933, as amended, and that the Notes may not be resold absent such registration or unless an exception is available. The Lender represents and warrants that it is acquiring the Notes for its own account, for investment purposes only and not with a view toward distribution thereof. The Lender represents and warrants further that it qualifies as an "accredited investor" as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act of 1933, as amended.

      5.3 RELATIONSHIP OF LENDER AND UPLAND. Lender acknowledges that it has a previously existing business relationship with Theodore R. Upland III, the Chief Executive Officer and President of Borrower, and warrants and represents that, by reason of its business and financial experience, it has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the related agreements and documents contemplated by it.

SECTION 6.  COVENANTS OF BORROWER

      6.1. AFFIRMATIVE COVENANTS. So long as any Obligations remain unpaid or Lender shall have any commitment to extend credit to or for the benefit of Borrower, unless otherwise consented to in writing by Lender, TRU Retail and PPI each shall:

            (a) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable laws, rules, regulations and orders affecting Borrower or its properties, including, without limitation, all Environmental Laws.

            (b) REPORTING REQUIREMENTS.  Furnish to Lender:

                (i) Periodic Statements. As soon as available and in any event within 10 Business Days after the end of each reporting Period during each fiscal year of Borrower, an internally prepared balance sheet of Borrower as of the end of such Period and internally prepared income statements as of the end of such Period, for such Period and for the fiscal year-to-date, each certified by Borrower's chief financial officer;

                (ii) Quarterly Compliance Certificates. As soon as available and in any event within 15 Business Days after the end of each quarter of each fiscal year of Borrower, a compliance certificate, in the form attached hereto as Exhibit B, setting forth (A) detailed written calculations for such period or as of the last day of such period, as appropriate, computing Borrower's compliance (or failure of compliance) with each of the financial covenants set forth in Section 6.3 below, (B) a restatement by reference of each of the representations and warranties contained in
      Section 5 hereof (or providing detailed information why any such representation or warranty cannot be restated), and
      (C) a certification that no Default or Event of Default exists as of the date of such certificate, or if any Default or Event of Default exists, providing detailed information concerning

16

      the nature of all existing Defaults or Events of Default, which such compliance certificate shall be certified by Borrower and by Borrower's chief financial officer, and president;

                (iii) Preliminary Year-End Statements. As soon as available and in any event within 30 days after the end of each fiscal year of Borrower, internally prepared year-end financial statements (including, without limitation, a balance sheet, income statement and statement of retained earnings) as of the end of such fiscal year certified by Borrower's chief financial officer;

                (iv) Audited Year-End Statements. As soon as available and in any event within 90 days after the end of each fiscal year of Borrower, final audited financial statements (as described above but including a statement of changes in financial position) as of the end of such fiscal year of Borrower prepared by KPMG, or, in Lender's sole discretion, by Lender's internal auditors, and a copy of any management, operation or other letter or correspondence from such accountant to Borrower in connection therewith;

                (v) Projections. Beginning June of 2002, as soon as available and in any event within 30 days prior to the end of each fiscal year of Borrower, current receivables and inventory aging tied to Borrower's general ledger systems and detailed projections for each 28-day period of Borrower's earnings for the next two fiscal years of Borrower; and

                (vi) Other. Such other information respecting the condition or operations, financial or otherwise, of Borrower, or the financial condition of any Guarantor, as Lender may reasonably request from time to time.

All financial statements described in clauses (i), (iii) and (iv) shall be prepared in accordance with GAAP on a basis consistent with the financial statement of Borrower dated February 3, 2001, except that unaudited financial statements shall be subject to normal year-end audit adjustments, and need not contain footnotes.

            (c) PRESERVATION OF BUSINESS AND CORPORATE EXISTENCE. Carry on and conduct its principal business substantially as it is now being conducted; maintain in good standing its existence and its right to transact business in those states in which it is now or may hereafter be doing business; and maintain all licenses, permits and registrations necessary to the conduct of its business (except where the failure to so maintain its right to transact business or to maintain such licenses, permits or registrations would not materially and adversely affect the actual or prospective business, financial condition or operations of Borrower).

            (d) INSURANCE. Insure and keep insured at all times with financially sound and reputable insurers with an A.M. Best rating of A-IX or better, which are satisfactory to Lender (i) all of Borrowerns property of an insurable nature, including, without limitation, all real estate, equipment, fixtures and inventories, against fire and other casualties in such a manner and to the extent that like properties are usually insured by others owning properties of a similar character in a similar locality or as otherwise required by Lender, with the proceeds of such casualty insurance payable in respect of Borrower's Inventory and Accounts to be paid solely to Lender, and (ii) against liability on account of damage to persons or property (including product

17

liability insurance and all insurance required under all applicable worker's compensation laws) caused by Borrower or its officers, directors, employees, agents or contractors in such a manner and to the extent that like risks are usually insured by others conducting similar businesses in the places where Borrower conducts its business or as otherwise required by Lender, with Lender being named as an additional insured under such liability policies. Borrower shall cause the insurers under all of its insurance policies to provide Lender at least 30 days prior written notice of the termination of any such policy before such termination shall be effective and to agree to such other matters in respect of any such casualty insurance as provided in Lender's loss payee endorsement provided to Borrower. In addition, Borrower will, upon request of Lender at any time, furnish a written summary of the amount and type of insurance carried, the names of the insurers and the policy numbers, and deliver to Lender certificates with respect thereto.

            (e) INSURANCE. Provide to Lender copies of Borrower's property damage insurance policies, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender the sole loss payee thereunder (except for landlords or lessors required to be named as loss payees under applicable leases), and copies of Borrower's liability insurance policies, together with endorsements naming Lender as an additional named insured thereunder

            (f) BANK ACCOUNT CONTROL AGREEMENTS.  Obtain executed
Control Agreements in the form attached hereto as Exhibit D from every bank at which Borrower maintains a bank account.

            (g) PAYMENT OF TAXES. Pay and discharge, before they become delinquent, all taxes, assessments and other governmental charges imposed upon it, its properties, or any part thereof, or upon the income or profits therefrom and all claims for labor, materials or supplies which if unpaid might be or become a lien or charge upon any of its property, except such items as it is in good faith appropriately contesting and as to which adequate reserves have been provided to Lender's satisfaction.

            (h) MAINTENANCE OF PROPERTIES AND LEASES. Maintain, preserve and keep its properties and every part thereof in good repair, working order and condition (except for such properties as Borrower in good faith determines are not useful in the conduct of its business); from time to time make all necessary and customary property repairs, renewals, replacements, additions and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained; and maintain all leases of real or personal property in good standing, free of any defaults by Borrower thereunder.

            (i) EMPLOYEE PLANS. (i) Notify Lender promptly of the establishment of any Plan, except that prior to the establishment of any "welfare plan" (as defined in Section 3(1) of ERISA) covering any employee of Borrower for any period after such employee's termination of employment other than such period required by the Consolidated Omnibus Budget Reconciliation Act of 1986 or "defined benefit plan" (as defined in Section 3(35) of ERISA), it will obtain Lender's prior written approval of such establishment; (ii) at all times make prompt payments or contributions to meet the minimum funding standards of
Section 412 of the Internal Revenue Code of 1986, as amended, with respect to each Plan; (iii) promptly after the filing thereof, furnish to Lender a copy of any report required to be filed pursuant to Section 103 of

18

ERISA in connection with each Plan for each Plan year, including but not limited to the Schedule B attached thereto, if applicable;
(iv) notify Lender promptly of any "reportable event" (as defined in Section 4043 of ERISA) or any circumstances arising in connection with any Plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, the initiation of any audit or inquiry by the Internal Revenue Service or the Department of Labor of any Plan or transaction(s) involving or related to any Plan, or any "prohibited transaction" as defined in Section 406 of ERISA or
Section 4975(c) of the Internal Revenue Code of 1986, as amended;
(v) notify Lender prior to any action that could result in the assertion of liability under Subtitle E of Title IV of ERISA caused by the complete or partial withdrawal from any multiemployer plan or to terminate any defined benefit plan sponsored by Borrower; and
(vi) promptly furnish such additional information concerning any Plan as Lender may from time to time request.

            (j) NOTICE OF DEFAULT. Give notice in writing to Lender as soon as practicable, but in no event more than three (3) Business Days after Borrower's actual knowledge, of any breach of any of the representations, warranties or covenants in this Agreement or the other Loan Documents or any development or the occurrence of any event, financial or otherwise, which constitutes a Default or an Event of Default or which constitutes a material default under any other agreement to which Borrower is a party or which may or shall materially and adversely affect the business, properties or affairs of Borrower or its ability to pay and perform its obligations under this Agreement or the other Loan Documents.

            (k) BOOKS AND RECORDS; Inspection; Lender Audits. Maintain complete and accurate books and financial records in accordance with GAAP; during normal working hours permit Lender and Persons designated by Lender to visit and inspect its properties and to conduct any environmental tests or audits thereon, to inspect its books and financial records (including its journals, orders, receipts and correspondence which relates to its Accounts), and to discuss its affairs, finances and Accounts and operations with its directors, officers, employees, agents, its independent public accountants, and other third parties determined by Lender in its sole discretion, including, without limitation, its Account Debtors; and permit Lender and Persons designated by Lender to perform audits of such books and financial records when and as requested by Lender; and pay to Lender or Persons designated by Lender an audit fee based on a multiple of 1.3 times the base salary of the employees of Lender involved in such activities plus travel and all other out-of-pocket expenses for each such audit; provided that so long as no Event of Default exists, Borrower's obligations for such expenses shall be limited to one (1) audit in any fiscal year, said audit extending for not more than one
(1) month. Notwithstanding the foregoing, Borrower shall pay to Lender or Persons designated by Lender an audit fee based on a multiple of 1.3 times the base salary of the employees of Lender involved in such activities plus travel and all other out-of-pocket expenses for each such audit required during the existence of any Event of Default, or resulting from any Event of Default, even if said Event of Default is cured.

            (l) LENDER MAY PERFORM OBLIGATIONS; Further Assurances.

Permit Lender, if Lender so elects in its sole discretion, to pay or perform any of Borrower's Obligations hereunder or under the other Loan Documents and to reimburse Lender, on demand, or, if Lender so elects, by Lender making a Revolving Credit Loan on Borrower's behalf and charging the Loan Account accordingly, for all amounts expended by or on behalf of Lender in connection

19

therewith and all costs and expenses incurred by or on behalf of Lender in connection therewith; and execute, deliver or perform, or cause to be executed, delivered or performed, all such documents, agreements or acts, as the case may be, as Lender may reasonably request from time to time to create, perfect, continue or otherwise assure Lender with respect to any lien or security interest created or purported to be created by any of the Loan Documents or to otherwise create, evidence, assure or enhance Lender's rights and remedies under, or as contemplated by, the Loan Documents or at law or in equity.

            (m) LOCATION OF COLLATERAL. Keep all Collateral, other than inventory in transit and motor vehicles, at one or more of the locations set forth on Schedule 6.1(k) and shall not remove any Collateral therefrom except for, for so long as there exists no Event of Default, (i) inventory sold in the ordinary course of Borrower's business, (ii) dispositions of obsolete equipment to the extent permitted under this Agreement, and (iii) the storage of inventory or equipment at locations within the continental United States other than those described on 6.1(k) provided that (a) Borrower shall give Lender at least 60 days prior written notification thereof, (b) Lender's security interest in such inventory and equipment continues to be a duly perfected first priority security interest, and (c) Lender shall have received, prior to the relocation of any such equipment or inventory, a Landlord's Waiver, if the premises are leased, and Mortgagee's Waivers from all those who hold a mortgage or like lien interest in such premises, all in form and substance satisfactory to Lender.

            (n) MERGER. Within ninety (90) days after the Closing, have executed, recorded, and filed all documents required by applicable state and federal law to cause TRU Retail to be merged with and into PPI. Thereafter, Borrower shall endeavor to the best of its ability to cause TRU Retail to be merged with and into PPI.

            (m) USE OF ASSETS. Use all Borrower assets to pay all Obligations in full before any distribution of Borrower assets on Series A Preferred Stock as part of any liquidation, dissolution, or winding up of either Borrower, or if such distribution would cause an Event of Default.

      6.2. NEGATIVE COVENANTS. So long as any Obligations remain unpaid or Lender shall have any commitment to extend credit to or for the benefit of Borrower, unless otherwise consented to in writing by Lender, TRU Retail and PPI jointly and severally agree that neither of them shall:

            (a) LIENS AND SECURITY INTERESTS. Create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, except for Permitted Liens.

            (b) DEBT. Create or suffer to exist any Debt except for Permitted Debt.

            (c) RESTRICTED INVESTMENTS. Make or permit to exist any loans or advances to or any other investment in any Person (including any shareholders of Borrower or any Affiliates), except investments in (i) interest-bearing United States Government obligations, (ii) certificates of deposit issued by or time deposits with any financial institution organized and existing under the laws of the United States or of any state thereof having capital and surplus of

20

not less than $100,000,000, (iii) prime commercial paper rated AAA by Standard and Poor's or Prime P-1 by Moody's Investor Service, Inc., or (iv) agreements involving the sale and guaranteed repurchase of United States Government securities. All instruments and documents evidencing such investments shall be pledged to Lender promptly after the Borrower's receipt thereof, shall be security for the Obligations, and shall be Collateral hereunder.

            (d) CORPORATE STRUCTURE; DISPOSITION OF ASSETS. Merge or consolidate with or otherwise acquire, or be acquired by, any other Person; or sell, lease or otherwise transfer all or any part of its properties other than, for so long as there exists no Event of Default, (i) the merger of TRU Retail, Inc. into Prints Plus, Inc., (ii) the sale of inventory in the ordinary course of Borrower's business and (iii) the disposition of obsolete equipment subject to Section 3.4 hereof.

            (e) SALE-LEASEBACKS; NEW BUSINESS. Enter into any sale and leaseback transaction with respect to any of its properties, or manufacture any goods, render any services or otherwise enter into any business which is not substantially similar to that existing on the Closing Date.

            (f) SUBSIDIARIES. Create any subsidiary, without the unanimous approval of the Board of Directors of Borrower.

            (g) ISSUANCE OF SECURITIES. Issue any capital stock, create any new class of stock or issue any other securities or otherwise alter the existing ownership structure, except as permitted under the terms of the Preferred Stock.

            (h) CONFLICTING AGREEMENTS. Enter into any agreement any term or condition of which conflicts with any provision of this Agreement or the other Loan Documents.

            (i) CHANGES IN ACCOUNTING PRINCIPLES; FISCAL YEAR. Make any change in its principles or methods of accounting as currently in effect, except such changes as are required by GAAP; or, without obtaining Lender's prior written consent, change its fiscal year (provided, however, that the Borrower may change its fiscal year to a 52-53 week year ending on the Saturday which is the 168th day following the first Saturday in February of the fiscal year in question.

            (j) TRAMSACTIONS WITH AFFILIATES. Other than as contemplated by the terms of the Preferred Stock held by an Affiliate of Borrower, enter into or be a party to any transaction or arrangement, including without limitation, the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, except as contemplated by the Stock Purchase Agreement or this Agreement, or in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms substantially as favorable to Borrower as those which would be obtained in a comparable arms-l ength transaction with a non-Affiliate.

            (k) ENVIRONMENTAL MATTERS. Cause a release, omission or discharge of any Hazardous Substances in excess of amounts thereof permitted pursuant to applicable Environmental Laws and will not operate its business in violation of any applicable Environmental Laws or other applicable laws.

21

            (l) DISTRIBUTIONS. Pay any dividends on or make any other distributions in respect of any stock of Borrower or redeem or otherwise acquire any such stock, other than the Preferred
Stock.

            (m) PLACE OF BUSINESS. Without the unanimous consent of the Borrower's Board of Directors, permit or suffer to exist, any other entity, whether or not an Affiliate, (i) maintaining a place of business at the same location as Borrower maintains a place of business, or (ii) maintaining inventory, books and records, equipment or any other personal property of any type or nature, at a place of business of Borrower or at any place where the Borrower maintains inventory, books and records, equipment or any other personal property.

            (n) ARTICLES OF INCORPORATION. Modify, amend, change, or permit the modification, amendment or change of Borrower's articles of incorporation.

            (o) NUMBER OF STORES.  Except as permitted under the
Stock Purchase Agreement, increase the number of stores owned or operated, directly or indirectly, by Borrower, above 159.

      6.3.  SPECIFIC FINANCIAL COVENANTS.  So long as any
Obligations remain unpaid or Lender shall have any commitment to extend credit to or for the benefit of Borrower, unless otherwise consented to in writing by Lender, Borrower shall:

            (a) TANGIBLE NET WORTH. Maintain a Tangible Net Worth (after giving effect to any required redemption of Preferred Stock) at all times of at least $10,000,000.

            (b) FIXED CHARGE COVERAGE RATIO. Maintain for each consecutive four (4) fiscal quarters beginning after July 21, 2001, a Fixed Charged Coverage Ratio of at least 1.1:1.

            (c) MINIMUM EBITDA. Maintain EBITDA for any consecutive four (4) quarters beginning after July 21, 2001, of not less than Four Million Dollars ($4,000,000.00).

            (d) CAPITAL EXPENDITURES. Not make capital expenditures in any fiscal year of the Corporation to the extent that the annual average of all capital expenditures made by the Corporation from July 22, 2001 through and including the end of such fiscal year exceeds $1,500,000; provided, however, that Capital Expenditures of no more than One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,500,000.00) may be approved by unanimous consent of the Board of Directors of Borrower.

22

SECTION 7.  DEFAULT

      7.1. EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default hereunder:

            (a) Borrower shall fail to pay any principal of or interest on any Note when due; or

            (b)  Borrower shall fail to pay any other monetary
Obligations within five (5) days after notice thereof is given to Borrower; or

            (c) Borrower shall fail to obtain and provide to Lender, within forty five (45) days following the Closing Date, Landlord's Waivers executed by landlords who lease real property to Borrower for warehouses located at 2500 Bisso Lane, Concord, CA and 250 Clearbrook Road, Elmsford, NY; and within one hundred eighty
(180) days thereafter, obtain the remaining Landlord's Waivers from ninety percent (90%) of the remaining landlords who lease any real property to Borrower;

            (d) Except as provided under the Stock Purchase
Agreement, Borrower shall sell any of its equipment outside of the ordinary course of business, without the unanimous consent of the Board of Directors of Borrower;

            (e) Borrower shall fail to perform or observe any other covenant or undertaking contained herein within 30 days after notice thereof is given to Borrower by Lender, or Borrower shall fail to pay, perform or observe any covenant or undertaking contained in any of the other Loan Documents beyond any applicable grace or cure period, or any other default or event of default (however defined or described) shall occur under any other Loan Document; or

            (f) Any representation or warranty made or furnished by Borrower (or any of its officers) or the Guarantor in connection with this Agreement or the other Loan Documents shall prove to have been incorrect or misleading in any material respect when made, or any such representation or warranty shall become incorrect or misleading in any material respect and Borrower or the Guarantor, as the case may be, shall fail to give Lender prompt written notice thereof; or

            (g) Borrower shall (i) fail to pay any Debt (other than the Debt described in Sections 7.1(a) and 7.1(b) above) of Borrower, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after any applicable grace period, specified in the agreement or instrument relating to such Debt, or (ii) fail to perform or observe any covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to pay or perform or observe is to accelerate or to permit the acceleration of the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

            (h) Borrower or any Guarantor shall cease to be solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors; or any petition for an order for relief shall be filed by or against Borrower or any Guarantor under the federal Bankruptcy Code or any similar state insolvency statute (if against Borrower or any Guarantor, the continuation of such proceeding for more than sixty (60) days); or Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally; or

23

            (i) There shall occur a cessation of a material part of the business of Borrower for a period which materially and adversely affects Borrowerns capacity to continue its business on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be cancelled or terminated prior to the expiration of its stated term; or any material part of the Collateral shall be taken through condemnation or the value of such Collateral shall be materially impaired through condemnation; or

            (j) Except as provided under the Stock Purchase
Agreement, Guarantor shall cease to own and control, beneficially and of record 100% of the issued and outstanding capital stock of Borrower other than as contemplated under the terms of the Preferred Stock; or

            (k) Guarantor shall die, be judicially declared incompetent, or shall fail to perform fully those duties being performed by him for the benefit of Borrower on the Closing
Date; or

            (l) Borrower or Guarantor, or any Affiliate of either that is not an Affiliate of Lender, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any lien granted to Lender; or

            (m) Guarantor shall revoke or attempt to revoke the guaranty agreement signed by such Guarantor, or shall repudiate such Guarantorns liability thereunder or shall be in default under the terms thereof or shall die or be judicially declared incompetent; or

            (n) A final judgment or order for the payment of money in excess of $50,000 or final judgments or orders for the payment of money in excess of an aggregate of $50,000 shall be rendered against Borrower or any Guarantor and such judgment(s) or order(s) shall not have been vacated, discharged, stayed, or bonded and shall continue unsatisfied and in effect for a period of 60 consecutive days; or

            (o) In Lender's judgment, there shall occur a material adverse change in the business prospects or financial condition of Borrower or any Guarantor.

      7.2. OBLIGATION TO LEND; ACCELERATION. Upon or after the occurrence and during the continuation of any Default, Lender may declare the obligation of Lender to make Revolving Credit Loans or to otherwise extend credit hereunder to be terminated, whereupon the same shall forthwith terminate, or, if Lender so elects, reduce Collateral advance rates or otherwise reduce the maximum Borrowing Base by such amounts as Lender elects in its sole and absolute discretion from time to time. Upon or after the occurrence and during the continuation of any Event of Default, Lender may declare the Notes, all interest thereon, and all other Obligations to be forthwith due and payable, whereupon the Notes, all such interest thereon and all such other

24

Obligations shall become and be forthwith due and payable, without presentment, protest or further notice or demand of any kind, all of which are hereby expressly waived by Borrower.

      7.3. REMEDIES. Upon or after the occurrence and during the continuation of any Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

            (a) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and all of which shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

            (b) The right to take immediate possession of the Collateral, and (i) to require Borrower to assemble the Collateral, at Borrowerns expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) to enter upon and use any premises in which Borrower has an ownership, leasehold or other interest, or wherever any of the Collateral shall be located, and to store, remove, abandon, manufacture, sell, dispose of or otherwise use all or any part of the Collateral on such premises without the payment of rent or any other fees by Lender to Borrower or any other Person for the use of such premises or such Collateral.

            (c) The right to sell or otherwise dispose of all or any inventory or equipment in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that ten (10) days written notice to Borrower of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in such notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set-off or credit the amount of such price against the Obligations.

            (d) Lender is hereby granted a license or other right to use, without charge, all of Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to the Collateral or any other property of Borrower, in storing, removing, transporting, manufacturing, advertising, selling or otherwise using the Collateral, and Borrowerns rights in and under such property shall inure to Lender's benefit.

            (e) The proceeds realized from the sale of any Collateral may be applied, after Lender is in receipt of good funds, as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, manufacture, protection, removal, storage, sale and delivery of the Collateral; second, to any fees

25

or expenses due Lender under the Loan Documents; third, to interest due upon any of the Obligations; and fourth, to the principal of the Obligations; or in such other manner as Lender may elect in its sole discretion. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Lender therefor. Any surplus remaining after payment in full of the Obligations will be returned to Borrower or to whomever may be legally entitled thereto.

      7.4. RIGHT OF SET-OFF. Upon or after the occurrence and during the continuation of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being hereby waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations irrespective of whether or not Lender shall have made any demand under this Agreement or the other Loan Documents and although such Obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

SECTION 8.  MISCELLANEOUS

      8.1. NOTICES. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto to be effective shall be in writing and shall be personally delivered, mailed by certified or registered mail, return receipt requested, sent prepaid by reliable overnight courier or sent by facsimile transmission. Unless otherwise expressly provided herein, notices shall be deemed to have been validly given when delivered against receipt; or, in the case of mailing, three (3) Business Days after deposit in the mail in the continental United States, postage prepaid; or, in the case of reliable overnight courier, on the Business Day after the courier accepts delivery of such item for next Business Day delivery; or, in the case of facsimile transmission, when sent against confirmation of receipt prior to 5:00 p.m. local time at the recipientns office, in each case addressed as follows:

               If to Lender:
               ------------
               Consumer Programs Incorporated
               1706 Washington Avenue
               St. Louis, Missouri 63103
               Attention:  Russ Isaak
               Telecopy No.:  314-231-4233

               and with a copy to:
               ------------------
               Husch & Eppenberger, LLC
               100 North Broadway, Suite 1300
               St. Louis, Missouri 63102
               Attention:  Mary Anne O'Connell
               Telecopy No.:  314-421-0239







26



               If to Borrower:
               --------------
               TRU Retail, Inc.
               2500 Bisso Lane, Building 2000
               Concord, CA  44520
               Attention:  Theodore R. Upland III
               Telecopy No.:  925-602-0495

               and with a copy to:
               ------------------
               Epstein, Englert, Staley & Coffey
               44 Montgomery Street, Suite 1303
               San Francisco, CA 94104
               Attention:  Sam Coffey
               Telecopy No.:  415-398-6938

or to such other address or telecopy number as each party may designate for itself by like notice given in accordance with this Section.

      8.2. POWER OF ATTORNEY. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney
(and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrowerns or Lender's name, but at the cost and expense of Borrower:

            (a) At such time or times hereafter as Lender or such agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control; and

            (b) At such time or times upon or after the occurrence and during the continuance of any Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or otherwise transfer any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and process all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, inventory and any other Collateral; (ix) use Borrower's

27

stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, inventory, equipment and any other Collateral and to which Borrower has access; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

      8.3. INDEMNITY. Borrower hereby agrees to indemnify Lender, its Affiliates and their respective shareholders, directors, officers, employees and agents and hold Lender and such other indemnitees harmless from and against any liability, loss, expense, damage, suit, action or proceeding now or hereafter suffered or incurred by Lender or such other indemnitees as the result of Borrower's failure to observe, perform or discharge any of Borrower's duties under any of the Loan Documents or any misrepresentation made by or on behalf of Borrower under any of the Loan Documents. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Lender or such other indemnitees by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to Hazardous Substances. The obligation of Borrower under this Section shall survive the payment in full of the Obligations and the termination of this Agreement.

      8.4. ENTIRE AGREEMENT; MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement and any of the other
Loan Documents, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers and duties hereunder or thereunder.

      8.5. REIMBURSEMENT OF EXPENSES. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender employs counsel for advice or other representation, or incurs legal and/or appraisers', liquidators', engineers' expenses and/or other costs or out-of-pocket expenses in connection with: (i) the negotiation and preparation of this Agreement and any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby, including, but not limited to the audit fee, costs and expenses referenced above; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement, any of the other Loan Documents or Borrower's affairs;
(iv) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other

28

Loan Documents, including, without limitation, the Account Debtors, irrespective of whether litigation is commenced in pursuance of such rights; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, manufacture, liquidate or otherwise dispose of or realize upon the Collateral (all of which are hereinafter collectively referred to as the "Expenses"); then, in any such event, such reasonable Expenses shall be payable, on demand, by Borrower to Lender, and shall be additional Obligations hereunder secured by the Collateral and may be funded, if Lender so elects, by Lender making a Revolving Credit Loan on Borrower's behalf, paying the same to the appropriate Persons, and charging the Loan Account accordingly. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender) shall be payable on account of the execution or delivery of this Agreement or the other Loan Documents, or the execution, delivery, issuance or recording of any of the Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal, state or local statute or other law, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith.

      8.6. INDULGENCES NOT WAIVERS. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of a Default or an Event of Default by Borrower under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Default or Event of Default by Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

      8.7. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      8.8. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents, shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender. This provision, however, shall not be deemed to modify the provisions hereof which prohibit assignment by Borrower without Lender's consent.

      8.9. GENERAL WAIVERS BY BORROWER. Except as otherwise expressly provided for in this Agreement, Borrower waives: (i) presentment, protest, demand for payment, notice of dishonor demand and protest and notice of presentment, default, notice of nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, Accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in


29

this regard; (ii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies, including the issuance of an immediate writ of possession; (iii) the benefit of all valuation, appraisement and exemption laws; and (iv) any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Agreement or any of the other Loan Documents and/or any of Lender's rights in respect of the Collateral.

      8.10. MO.REV.STAT. 432.045 REQUIRED STATEMENT. "ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT."

      8.11. INCORPORATION BY REFERENCE. All of the terms of the other Loan Documents are incorporated in and made part of this Agreement by reference; provided, however, that to the extent of any inconsistency between this Agreement and such other Loan Documents, this Agreement shall prevail and govern.

      8.12. EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement, and any of the other Loan Documents, may be executed in any number of counterparts and by different parties to such Loan Documents in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. A signature of a party to any of the Loan Documents sent by facsimile or other electronic transmission shall be deemed to constitute an original and fully effective signature of such party.

      8.13. GOVERNING LAW; CONSENT TO FORUM. This Agreement and the other Loan Documents have been negotiated, executed and delivered in various jurisdictions. In order to provide for a uniform and well established body of commercial and other law to define and govern the rights and duties of the parties, the parties agree that this Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Missouri withoutgiving effect to any choice of law rules thereof; provided, however, that if any of the Collateral shall be located in any jurisdiction other than Missouri, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Lenderns security interest or other lien upon such Collateral and the enforcement of Lenderns other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Missouri.
AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT LOCATED WITHIN THE CITY OR COUNTY OF ST. LOUIS, MISSOURI, OR FEDERAL COURT IN THE EASTERN DISTRICT OF MISSOURI, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS FOR NOTICES STATED HEREIN AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED

30

UPON ACTUAL RECEIPT THEREOF. BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. BORROWER FURTHER AGREES NOT TO ASSERT AGAINST LENDER (EXCEPT BY WAY OF A DEFENSE OR COUNTERCLAIM IN A PROCEEDING INITIATED BY LENDER) ANY CLAIM OR OTHER ASSERTION OF LIABILITY WITH RESPECT TO THE LOAN DOCUMENTS, LENDER'S CONDUCT OR OTHERWISE IN ANY JURISDICTION OTHER THAN THE FOREGOING JURISDICTIONS.

      8.14. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED-FOR CONSIDERATION TO LENDER, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR OTHERWISE RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, OR LENDERnS CONDUCT
IN RESPECT OF ANY OF THE FOREGOING. TO EFFECTUATE THE FOREGOING, LENDER IS HEREBY GRANTED AN IRREVOCABLE POWER OF ATTORNEY TO FILE, AS ATTORNEY-IN-FACT FOR BORROWER, A COPY OF THIS AGREEMENT IN ANY MISSOURI COURT PURSUANT TO MO.REV.STAT. 510.190 AND RULE 69.01, V.A.M.R. AND/OR ANY OTHER APPLICABLE LAW, AND THE COPY OF THIS AGREEMENT SO FILED SHALL CONCLUSIVELY BE DEEMED TO CONSTITUTE BORROWERnS WAIVER OF TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR OTHERWISE RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR LENDERnS CONDUCT IN RESPECT OF
ANY OF THE FOREGOING.  BORROWER HEREBY EXPRESSLY ACKNOWLEDGES
THE INCLUSION OF THIS JURY TRIAL WAIVER THROUGH THE INITIALS
OF ITS DULY AUTHORIZED REPRESENTATIVE:  _________________________.


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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

                              TRU RETAIL, INC.



                              By:_____________________________
                                 Name:  Theodore R. Upland III
                                 Title: President


                              PRINTS PLUS, INC.



                              By: _____________________________
                                 Name:  Theodore R. Upland III
                                 Title: President


                              CONSUMER PROGRAMS INCORPORATED



                              By:_____________________________
                                 Name:  Russell Isaak
                                 Title: President